AMENDMANT TO
FUND PARTICIPATION AGREEMENT

The Fund Participation Agreement dated as of May 13, 1997, as amended (the "Agreement"), among American Fidelity Assurance Company, and each of Dreyfus Variable Investment fund, Dreyfus Investment Portfolios, Dreyfus Stock Index Fund, Inc. (formerly known as "The Dreyfus Life and Annuity Index Fund, Inc.[d/b/a Dreyfus Stock Index Fund]"), and The Dreyfus Sustainable U.S. Equity Portfolio, Inc. (formerly known as "The Dreyfus Socially Responsible Growth Fund, Inc. (the "Participating Funds") is hereby amended, as follows:

1.	Any capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Agreement.

2.	Exhibit A to the Agreement is hereby deleted, and replaced with the new Exhibit A attached hereto.

3.	This Amendment shall be effective as of July 1, 2017.

4.	All other terms and provisions of the Agreement not amended shall remain in full force and effect.

5.	This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

IN WITNESS WHEREOF, this Amendment has been executed by a duly authorized office of each of the undersigned:

AMERICAN FIDELITY ASSURANCE COMPANY	DREYFUS VARIABLE INVESTMENT FUND
By: /s/Ronald J. Byrne	By:/s/Bradley J. Skapyak
Name: Ronald J. Byrne	Name: Bradley J. Skapyak
Title: Senior Vice President	Title: President
Date: July 26, 2017	Date: August 1, 2017

DREYFUS INVESTMENT PORTFOLIOS	DREYFUS STOCK INDEX FUND, INC.

By:/s/Bradley J. Skapyak	By:/s/Bradley J. Skapyak
Name: Bradley J. Skapyak	Name: Bradley J. Skapyak
Title: President	Title: President
Date: August 1, 2017	Date: August 1, 2017

THE DREYFUS SUSTAINABLE U.S. EQUITY PORTFOLIO, INC.

By:/s/Bradley J. Skapyak
Name: Bradley J. Skapyak
Title: President
Date: August 1, 2017

EXHIBIT A

LIST OF PARTICIPATING FUNDS

Fund Code	Fund Name	Share Class

152	Dreyfus Variable Investment Fund - International Value Portfolio	Initial Shares
121	Dreyfus Variable Investment Fund - Opportunistic Small Cap Portfolio	Initial Shares
175	Dreyfus Investment Portfolios - Technology Growth Portfolio	Initial Shares
111	The Dreyfus Sustainable U.S. Equity Portfolio, Inc.	Initial Shares
763	Dreyfus Stock Index Fund, Inc.	Initial Shares